Exhibit 10.1

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is entered into as of April 22, 2014 (“Effective Date”), by and between Affymetrix, Inc., having a principal place of business at 3420 Central Expressway, Santa Clara, California (“Affymetrix”) and Enzo Biochem, Inc. and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.), having a principal place of business at 527 Madison Avenue, New York, New York (collectively “Enzo”). Each of the foregoing entities is sometimes referred to as a “Party” and collectively as the “Parties.”

Affymetrix brought an action against Enzo in the United States District Court, Southern District of New York, captioned Affymetrix, Inc. v. Enzo Biochem, Inc. et al., Case No 03-CV-08907 RJS. Enzo brought an action against Affymetrix in the United States District Court, Eastern District of New York, captioned Enzo Life Sciences, Inc., formerly known as Enzo Diagnostics, Inc., v. Affymetrix, Inc., Case No. CV 03-5446, which was subsequently transferred to the United States District Court, Southern District of New York, and captioned Enzo Life Sciences, Inc. v. Affymetrix, Inc., Case No. 04-CV-01555 RJS (The cases, numbered 03-CV-08907 and 04-CV-01555 are collectively referred to as the “Actions”). Affymetrix and Enzo mutually desire to resolve the differences between them regarding the Actions subject to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Affiliate” means any entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with a Party. For the purposes of this definition, “ownership” or “control” mean: (a) possession, or the right to possession, of at least 50% of the voting stock of a corporation; (b) the power to direct the management and policies of the entity; (c) the power to appoint or remove a majority of the board of directors; or (d) the right to receive 50% or more of the profits or earnings. With regard to Affymetrix, its Affiliates are listed in Exhibit 21 to its 10K for the fiscal year ended December 31, 2013.

ARTICLE II

SETTLEMENT AMOUNT

2.1 Affymetrix shall pay $5,100,000.00 as follows: $4,335,000.00 to Enzo Biochem, Inc. and $765,000.00 to Greenberg Traurig, LLP by wire transfer (the “Settlement Payment”) within five (5) business days of the Parties’ mutual execution and delivery of this Agreement and attached Stipulation of Dismissal. Enzo Biochem, Inc., and Greenberg Traurig, LLP, shall acknowledge receipt of payment within no more than one business day by email to Michael.Malecek@KayeScholer.com. Affymetrix shall hold the executed Stipulation of Dismissal in escrow and shall file same within two (2) business days of acknowledgement by Enzo Biochem, Inc., and Greenberg Traurig, LLP of their receipt of payment of the Settlement Payment. Affymetrix shall use the following wire transfer instructions:

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Enzo to receive $4,335,000 at:

Citibank

For credit to the account of:	Enzo Biochem, Inc.

ABA routing number	21000089

Account #	119121150

Greenberg Traurig, LLP to receive $765,000 at:

Citibank NA
201 S. Biscayne Blvd., Suite 3100
Miami, Florida 33131 USA

For credit to the account of:	Greenberg Traurig

ABA routing number	266086554

Account #	3200175071

Reference:	Client/Matter # 067748.014500

ARTICLE III

RELEASES AND DISMISSAL OF ACTIONS

3.1 Affymetrix Release of Enzo. Affymetrix, on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns, releases, acquits, and forever discharges Enzo and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, and attorneys (the “Enzo Released Parties”) from all liabilities, actions, causes of action, claims or demands, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation related to or arising under any claim or counterclaim that Affymetrix now has, ever had, or could in the future have (but for this release) against the Enzo Released Parties, asserted in, arising out of, resulting from, or relating in any way to the Actions.

3.2 Enzo Release of Affymetrix. Enzo on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns, releases, acquits, and forever discharges Affymetrix and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, and attorneys (the “Affymetrix Released Parties”) from all liabilities, actions, causes of action, claims or demands, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation related to or arising under any claim or counterclaim that Enzo now has, ever had, or could in the future have (but for this release) against the Affymetrix Released Parties, asserted in, arising out of, resulting from, or relating in any way to the Actions.

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3.3 Delaware Litigation. For avoidance of doubt, neither Enzo’s release of Affymetrix nor Affymetrix’s release of Enzo includes the litigation currently pending in the District of Delaware, captioned Enzo Life Sciences v. Affymetrix, Inc., Case No. 12-cv-433-LPS, and any of the claims there asserted, in which Enzo alleges, among other things, that Affymetrix has and continues to infringe on U.S. Patent No. 7,064,197 (the “Delaware Litigation”). The Parties agree that no rulings in the Actions shall have preclusive effect on the Delaware Litigation.

3.4 Releases. The releases specifically provided in this Agreement include an express, informed, knowing, and voluntary waiver and relinquishment to the fullest extent permitted by law. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future. The Parties acknowledge, and waive any rights under, California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

or by any similar or comparable law of any state, territory or jurisdiction, foreign or domestic, including the United States and federal, state, county or local jurisdiction which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.

3.5 Agreement Obligations Not Released. Notwithstanding anything to the contrary herein, the Parties reserve all rights and remedies, including damages and equitable relief, for breach of this Agreement and nothing herein releases any Party from its respective obligations under this Agreement or prevents any Party from enforcing the terms and conditions of this Agreement against the other Party.

3.6 Joint Stipulation of Dismissal with Prejudice. Affymetrix will file a Joint Stipulation of Dismissal with Prejudice in the Southern District of New York in the form set forth in Exhibit A attached hereto in accordance with Section 2.1. The Parties shall promptly proceed with any and all additional procedures needed to dismiss with prejudice the Actions including any modifications to the forms to comply with any local rules or procedures regarding the entry of stipulated dismissals. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to final dismissal with prejudice of the Actions.

3.7 No Effect On Other Actions. This Agreement, including the releases herein, does not affect any other pending action by Enzo as listed in Exhibit B attached hereto.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS

4.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) each person executing this Agreement on its behalf has full authority to enter into

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this Agreement; (b) it enters into this Agreement of its own free will and accord, upon advice of its own legal counsel; (c) it has the authority to enter into and to perform or to cause performance of its obligations under this Agreement; (d) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action; (e) this Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms; (f) no further approval is needed to make this Agreement valid, binding, and enforceable; and (g) the execution and delivery of this Agreement will not violate, conflict with, or result in a breach of the terms of any agreement by which such Party is bound or of any applicable statute, regulation, rule, or other law.

4.2 No Admission. This Agreement is made in connection with a full, final, and complete satisfaction and compromise of disputed claims and matters. Neither this Agreement nor any action taken in connection with this Agreement or pursuant to it constitutes an admission by any Party or by any other Party that any conduct or action was unlawful or in violation of any contract, agreement, understanding, custom, or obligation among or between the Parties, or constituted any wrongdoing whatsoever.

ARTICLE V

PUBLIC DISCLOSURE

5.1 Public Disclosure. The Parties agree that any public disclosure of the existence and terms of this Agreement will be limited to the extent it is believed to be required to do so by law, rule, regulation or legal process, including by any stock exchange, the NASDAQ National Market or the rules and regulations of the United States Securities Exchange Commission or any applicable state securities regulators. Affymetrix has received and reviewed the press release and draft form 8-K attached as Exhibit C and consents to the distribution and filing thereof.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All required communications under this Agreement shall be in writing, sent to the Party at its address below, or as otherwise designated by the Party in accordance with this provision, and duly given or made: (a) on the date delivered in person; (b) on the date transmitted by electronic mail, if confirmation is received from the recipient; (c) three days after deposit in the mail if sent by certified U.S. mail postage prepaid, return receipt requested; or (d) one day after deposit with a nationally recognized overnight carrier service with charges prepaid.

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If to Affymetrix:	Affymetrix, Inc.
3420 Central Expressway
Santa Clara, California 95051
Attention: Siang Chin
siang_chin@affymetrix.com

If to Enzo:	Enzo Biochem
527 Madison Avenue
New York, New York 10022
Attention: Barry Weiner
bweiner@enzo.com

6.2 Governing Law/Entire Agreement. This Agreement shall be governed by the laws of the state of New York without regard to any conflict-of-laws provisions. This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all other previous and contemporaneous agreements, understandings, negotiations, discussions, offers, and acceptances with respect to such subject matter. This Agreement may not be modified except in writing signed by authorized representatives of the Parties. The delay or failure to assert a right or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. A valid waiver must be executed in writing and signed by the Party granting the waiver. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed against the drafter. This Agreement shall be binding on and inure to the benefit of each of the Parties and their successors and assigns.

6.3 Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining provisions or the validity or enforceability of such provision in any jurisdiction where valid and enforceable. Any invalid or unenforceable provision will be reformed by the Parties to effectuate their intent as evidenced on the Effective Date. The Parties execute this valid and binding agreement in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

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AFFYMETRIX, INC.		ENZO BIOCHEM, INC.

By:	/s/ Siang Chin	By:	/s/ Elazar Rabbani
Siang Chin		Elazar Rabbani
Senior Vice President and General Counsel

Dated:	April 22, 2014	Dated:	April 22, 2014

ENZO LIFE SCIENCES, INC.

		By:	/s/ Elazar Rabbani

		Dated:	April 22, 2014
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Exhibit a

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

ENZO LIFE SCIENCES, INC., Plaintiff, v. AFFYMETRIX, INC., Defendant.	) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO. 04-CV-1555 (RJS) STIPULATION OF DISMISSAL CIVIL ACTION NO. 03-CV-8907 (RJS)
AFFYMETRIX, INC., Plaintiff, v. ENZO BIOCHEM, INC. and ENZO LIFE SCIENCES, INC., Defendants.	) ) ) ) ) ) ) ) ) ) )

IT IS HEREBY STIPULATED AND AGREED that all claims by Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) against Affymetrix, Inc. shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that all claims by Affymetrix, Inc. against Enzo Biochem, Inc. and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation is without prejudice to Enzo Biochem, Inc. and Enzo Life Sciences, Inc.’s rights to appeal in any other action;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation may be executed in separate multiple counterparts, each of which shall be deemed to be an original. Signatures

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provided through email or facsimile are deemed to be the equivalent of originals for filing purposes.

Dated:	April 22, 2014
New York, New York

GREENBERG TRAURIG, LLP		KAYE SCHOLER, LLP

By:	/s/ Ronald D. Lefton	By:	/s/ Michael J. Malecek
	Ronald D. Lefton		Michael J. Malecek
	leftonr@gtlaw.com		michael.malecek@kayescholer.com
	Karen Y. Bitar		Peter E. Root
	bitark@gtlaw.com		peter.root@kayescholer.com
Attorneys for Plaintiff/Defendants		Attorneys for Plaintiff/Defendant
Enzo Life Sciences, Inc. and		Affymetrix, Inc.
Enzo Biochem, Inc.		3000 El Camino Real
200 Park Avenue		2 Palo Alto Square, Suite 400
New York, New York 10166		Palo Alto, CA 94306
(212) 801-9200		(650) 319-4500

ENZO LIFE SCIENCES, INC.		AFFYMETRIX, INC.

By:	/s/ Elazar Rabbani	By:	/s/ Siang Chin
	Name: Elazar Rabbani		Name: Siang Chin
	Title: Chairman		Title: Senior Vice President and General Counsel

ENZO BIOCHEM, INC.

By:	/s/ Elazar Rabbani
Name: Elazar Rabbani
Title: Chairman
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Exhibit B

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Caption	Court	Docket No.

Enzo Biochem, Inc., et al v. Molecular Probes, Inc.	S.D.N.Y.	03-cv-03816
Enzo Biochem, Inc., et al v. Perkinelmer, Inc., et al	S.D.N.Y.	03-cv-03817
Roche Diagnostics GMBH, et al v. Enzo Biochem, Inc. et al	S.D.N.Y.	04-cv-04046
Enzo Life Sciences Inc. v. Gen-Probe, Inc.	D. Del.	12-cv-00104
Enzo Life Sciences Inc. v. Life Technologies Corp.	D. Del.	12-cv-00105
Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al	D. Del.	12-cv-00106
Enzo Life Sciences Inc. v. Hologic, Inc.	D. Del.	12-cv-00276
Enzo Life Sciences Inc. v. Abbott Laboratories, et al	D. Del.	12-cv-00274
Enzo Life Sciences Inc. v. Becton, Dickinson & Company, et al	D. Del.	12-cv-00275
Enzo Life Sciences Inc. v. Illumina, Inc.	D. Del.	12-cv-00435
Enzo Life Sciences Inc. v. Adipogen Corp., et al	D. Del.	11-cv-00088
Enzo Life Sciences Inc. v. Agilent Technologies, Inc.	D. Del.	12-cv-00434
Enzo Life Sciences Inc. v. Siemens Healthcare Diagnostics, Inc.	D. Del.	12-cv-00505